                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------



          THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the 27th day of January, 1997, is entered into by and between Wellington J. St. Claire (the "Executive") and Annaly Mortgage Management, Inc., a Maryland corporation (the "Company").

          The Company desires to establish its right to the continued services of the Executive, in the capacity described below, on the terms and conditions and subject to the rights of termination hereinafter set forth, and the Executive is willing to accept such employment on such terms and conditions. The Company is currently offering for sale shares of Common Stock as set forth in an offering memorandum dated January 27, 1997 (the "Offering").

          In consideration of the mutual agreements hereinafter set forth, the Executive and the Company have agreed and do hereby agree as follows:

          1.     EMPLOYMENT AS VICE CHAIRMAN OF THE BOARD
                 ----------------------------------------

          The Company does hereby employ, engage and hire the Executive as Vice Chairman of the Board of the Company, and the Executive does hereby accept and agree to such hiring, engagement, and employment. The Executive's duties as Vice Chairman of the Board shall be such executive and managerial duties as the Board of Directors of the Company shall from time to time prescribe and as provided in the Bylaws of the Company. The Executive shall devote such time, energy and skill to the performance of her duties for the Company and for the benefit of the Company as may be necessary or required for the effective conduct and operation of the Company's business. Furthermore, the Executive shall exercise due diligence and care in the performance of her duties to the Company under this Agreement.

          2.     TERM OF AGREEMENT.  The term ("Term") of this Agreement shall
                 -----------------
commence as of the date of the closing under the Offering (the "Effective Date") and shall continue through December 31, 1999. From and after December 31, 1999, and each anniversary thereafter, the Term of the Agreement shall automatically be extended for additional successive one-year periods unless, not later than three months prior to December 31, 1999 or any such anniversary, as applicable, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement.

          3.     COMPENSATION.
                 ------------
                 (a)  BASE SALARY.  The Company shall pay the Executive, and the
                      -----------
Executive agrees to accept from the Company, in payment for her services to the Company a base salary at the rate determined below ("Base Salary"), payable in equal biweekly installments or at such other time or times as the Executive and Company shall agree. Base Salary shall (i) equal a per annum amount of 0.17% times the book value (as defined below) of the Company, (ii) be reviewed quarterly and upon the raising of additional equity through the placement of securities, and (iii) be subject to a maximum per annum amount of $200,000 ("Salary Cap"). The Salary Cap can be raised at any time by the Board of Directors of the Company in its sole discretion. In determining the Base Salary, the "book value" of the Company shall be the aggregate amounts reported on the Company's balance sheet prepared in accordance with generally accepted accounting principles as Stockholders' Equity but excluding any adjustments for valuation reserves (i.e., changes in the value of the Company's portfolio of investments as a result of mark-to-market valuation changes), all determined as of the close of business on the Effective Date and thereafter on the closing date of any placements of securities resulting in additional equity and on the last day of each fiscal quarter. In consideration of the cash flow needs of the Company, the Base Salary can be lowered at management's discretion.

                 (b)  PERFORMANCE BONUS - BOARD OF DIRECTORS DISCRETION.  The
                      -------------------------------------------------
Executive shall be eligible to receive an incentive performance bonus based upon a percentage of her Base Salary. Except as provided in Section 7, any such bonus awarded to the Executive shall be payable in the amount, in the manner, and at the time determined by the Company's Board of Directors in its sole and absolute discretion.

                 (c)  ANNUAL REVIEW.  The Board of Directors of the Company
                      -------------
shall, at least annually, review the Executive's entire compensation package to determine whether it continues to meet the Company's compensation objectives. Such annual review will include a determination of (i) whether to increase the Salary Cap in accordance with Section 3(a) and (ii) the incentive performance bonus to be awarded in accordance with Section 3(b).

          4.     FRINGE BENEFITS.  The Executive shall be entitled to
                 ---------------
participate in any benefit programs adopted from time to time by the Company for the benefit of its executive employees, and the Executive shall be entitled to receive such other fringe benefits as may be granted to her from time to time by the Company's Board of Directors.

                 (a)  BENEFIT PLANS.  The Executive shall be entitled to
                      -------------
participate in any benefit plans relating to stock options, stock purchases, awards, pension, thrift, profit sharing, life insurance, medical coverage, education, or other retirement or employee benefits available to other executive employees of the Company, subject to any restrictions (including waiting periods) specified in such plans. The Company shall make commercially reasonable efforts to obtain medical and disability insurance, and such other forms of insurance as the Board of Directors shall from time to time determine, for its employees.

                 (b)  VACATION.  The Executive shall be entitled to (i) four (4)
                      --------
weeks of paid vacation per calendar year for the first two years of service to the Company, and (ii) five (5) weeks of paid vacation per calendar year for the next two years of service to the Company, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. After four years of service to the Company, the Executive shall be entitled to such number of weeks of paid vacation per calendar year as determined by the Board of Directors of the Company after review of industry standards, but shall in no event be entitled to fewer than five weeks of paid vacation per calendar year.

          5.     BUSINESS EXPENSES.  The Company shall reimburse the Executive
                 -----------------
for any and all necessary, customary and usual expenses, properly receipted in accordance with Company policies, incurred by Executive on behalf of the Company.

          6.     TERMINATION OF EXECUTIVE'S EMPLOYMENT.
                 -------------------------------------

                 (a)  DEATH.  If the Executive dies while employed by the
                      -----
Company, her employment shall immediately terminate. The Company's obligation to pay the Executive's Base Salary shall cease as of the date of Executive's death. Thereafter, Executive's beneficiaries or his estate shall receive benefits in accordance with the Company's retirement, insurance and other applicable programs and plans then in effect.

                 (b)  DISABILITY.  (i)   If, as a result of the Executive's
                      ----------
incapacity due to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of her duties with the Company for six (6) consecutive months, and, within thirty (30) days after written notice is provided to her by the Company, she shall not have returned to the full-time performance of her duties, the Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which the Executive is absent from the full-time performance of her duties with the Company due to Disability, the Company shall continue to pay the Executive her Base Salary at the rate in effect at the commencement of such period of Disability. Subsequent to such termination, the Executive's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

                 (ii) If, however, as a result of the Executive's partial incapacity due to physical or mental illness in which Executive shall not have been absent from her duties for six consecutive months and shall have returned to work on a full-time basis but is not able to perform at the same level as when hired and/or is not able to perform the same functions originally hired for ("Partial Disability"), the Company shall make reasonable efforts to accommodate the Executive's Partial Disability by modifying her job description appropriately, together with a commensurate adjustment in compensation; provided, however, the Company shall be required to so continue the employment of the Executive in the event of a Partial Disability of the Executive only if the Company determines, in its sole discretion, that it can create a position for which the Executive would be suited and that would be economically advantageous to the Company.

                 (c)  TERMINATION BY THE COMPANY FOR CAUSE.  The Company may
                      ------------------------------------
terminate the Executive's employment under this Agreement for "Cause," at any time prior to expiration of the Term of the Agreement, only in the event of (i) the Executive's material breach of this Agreement, including without limitation the failure to substantially perform the reasonable and lawful duties of her position for the Company, which breach shall continue for 60 days after notice thereof by the Company to the Executive, which notice shall specify in detail the Executive's breach, (ii) acts or omissions constituting recklessness or wilful misconduct on the part of the Executive in respect of his fiduciary obligations or otherwise relating to the business of the Company, or (iii) the Executive's conviction for fraud, misappropriation or embezzlement. In the case of clauses (ii) and (iii), the Executive's employment under this Agreement may be terminated immediately without any advance written notice, and the Company's obligation to pay the Executive's Base Salary, any bonus and benefits shall cease as of the termination date.

                 (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall have the right to terminate this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any one or more of the following events:

          (i) A reduction in title and/or compensation of the Executive by the Board of Directors or the assignment of duties to the Executive not consistent with those of a senior executive of the Company, except in connection with the Company's termination of the Executive's employment for Cause pursuant to Section 6(c) or as otherwise expressly contemplated herein;

          (ii) The Company's material breach of any of the provisions of this Agreement, including, but not limited to, a reduction by the Company in the Executive's Base Salary in effect as of the Effective Date, or as the same may be increased as provided herein; or a change in the conditions of the Executive's employment (e.g., including, without limitation, a failure by
                             ----
     the Company to provide the Executive with incentive compensation and benefits plans that provide benefits and the opportunity to obtain incentive compensation, in each case comparable to those available under benefits programs in effect as of the Effective Date, etc.);

          (iii) The relocation of the Company's principal executive offices to a location more than 50 miles from its location as of Effective Date or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to the extent necessary to meet the standard set forth in the last two sentences of Section 1; or

          (iv) A Change in Control as defined in Section 8 below. The Executive agrees to provide the Company with thirty (30) days' prior written notice of any termination for Good Reason.

                 (e)  TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON.  The
                      ------------------------------------------------
Executive may at any time during the Term of this Agreement terminate her employment hereunder for any reason or no reason by giving the Company notice in writing not less than one hundred twenty (120) days in advance of such termination. The Executive shall have no further obligations to the Company after the effective date of termination, as set forth in the notice. Notwithstanding the foregoing, in the event any "person" (as defined in Section 8 below) begins a tender or exchange offer, circulates a proxy to shareholders or takes other steps to effect a Change of Control, the Executive agrees that she will not voluntarily leave the employ of the Company, and will render services to the Company commensurate with his position, until such "person" has abandoned or terminated efforts to effect a Change of Control or until a Change of Control has occurred. In the event of a termination by the Executive under this paragraph, the Company will pay only the portion of Base Salary or previously awarded Bonus unpaid as of the termination date. Benefits which have accrued and/or vested on the termination date will continue in effect according to their terms, but no additional accrual or vesting will take place.

          7.     COMPENSATION UPON TERMINATION BY THE COMPANY OTHER THAN FOR
                 -----------------------------------------------------------
CAUSE, OR BY THE EXECUTIVE FOR GOOD REASON.  If the Executive's employment shall
------------------------------------------
be terminated (i) by the Company other than for Cause, or (ii) by the Executive for Good Reason, the Executive shall be entitled to the following benefits:

                 (a)  PAYMENT OF UNPAID BASE SALARY.  The Company shall
                      -----------------------------
immediately pay the Executive any portion of the Executive's Base Salary or previously awarded bonus not paid prior to the termination date.

                 (b)  SEVERANCE PAYMENT.  The Company shall pay the Executive an
                      -----------------
amount (the "Severance Amount") equal to three times the higher of (i) the Executive's combined Salary Cap and actual bonus compensation for the preceding fiscal year or (ii) the average for the three preceding years of the Executive's combined actual Base Salary and bonus compensation; provided, however, that the Severance Amount shall not be less than $250,000, nor more than 1.0% of book value (as defined in Section 3(a)) to the extent the Severance

Amount is greater than $250,000. The Severance Amount shall be payable 50% within five (5) days after the termination date and the remaining 50% shall be payable in twelve (12) equal consecutive monthly installments beginning on the first day of the month following the termination date.

                 (c)  IMMEDIATE VESTING OF STOCK OPTIONS.  The Company shall
                      ----------------------------------
take all appropriate action to ensure that all stock options on the Company's stock owned by the Executive as of the Effective Date and which have not been exercised prior to the termination date become immediately exercisable by the Executive, whether or not the right to exercise such stock options would otherwise then be vested in the Executive, provided, however, an option that is
                                           --------  -------
an incentive stock option (within the meaning of Code Section 422(b)) shall not be exercisable for the first time in a calendar year to the extent that the aggregate fair market value of stock (as determined under Code Section 422(b)(3)) with respect to which ISO's are exercisable by the Executive during such calendar year exceeds $100,000. The provisions of this Section 7(c) shall constitute an amendment to any existing stock option agreements (including award certificates) of the Company as of the Effective Date. All other stock options owned by the Executive as of the termination date shall be exercisable in accordance with the Company's stock option plan and the applicable stock option agreements.

                 (d)  CONTINUATION OF FRINGE BENEFITS.  From and after
                      -------------------------------
termination of the Executive's employment, the Company shall continue to provide the Executive with all life insurance and medical coverage Fringe Benefits set forth in Section 4 as if the Executive's employment under the Agreement had not been terminated until the earlier to occur of (i) such time as the Executive finds full-time employment or (ii) this Agreement terminates.

Notwithstanding the immediately preceding sentence, if, as the result of the termination of the Executive's employment, the Executive and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one or more of the Company's benefit plans or the cost of providing such benefits exceeds 200% of the cost of providing such benefits to other members of senior management, the Company, at the Company's option, shall (i) continue to provide the Executive and his eligible dependents or beneficiaries with benefits at a level at least equivalent to the level of benefits for which the Executive and her dependents and beneficiaries were eligible under such plans immediately prior to the termination date or (ii) for any Fringe Benefit not so provided, the Company shall pay the Executive 200% of the cost of providing such Fringe Benefit to other members of senior management.

                 (e)  EXCISE TAX GROSS-UP.  In the event that (i) the Executive
                      -------------------
becomes entitled to the benefit payments provided under subparagraphs (a)-(d) of this Section 7 ("Benefit Payments"), and (ii) any of the Benefit Payments will be subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time ("Code"), or successor sections thereto ("Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Benefit Payments and any federal, state and local income tax and Excise Tax upon the payments provided for under this Section 7, shall be equal to the amount of the Benefit Payments. For purposes of determining whether any of the Benefit Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control (defined below) or the termination of Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax advisors selected by the Company and reasonably acceptable to the Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (ii) the amount of the Benefit Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Benefit Payments or (B) the amount of excess parachute payments within the meaning of section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of section 280G(d)(3) and
(4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the termination date of employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes based on the marginal rate referenced above. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the termination date, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess but only to the extent that such interest, penalties or additions would not have been reduced by prompt payment by the Executive to the appropriate tax authority of the Gross-Up Payments previously received) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Benefit Payments.

                 (f)  NO MITIGATION REQUIRED; NO OTHER ENTITLEMENT TO BENEFITS
                      --------------------------------------------------------
UNDER AGREEMENT. The Executive shall not be required in any way to mitigate the
---------------
amount of any payment provided for in this Section 7, including, but not limited to, by seeking other employment, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by the Executive as the result of employment with another employer after the termination date of employment, or otherwise. Except as set forth in this Section 7, following a termination governed by this Section 7, the Executive shall not be entitled to any other compensation or benefits set forth in this Agreement, except as may be separately negotiated by the parties and approved by the Board of Directors of the Company in writing in conjunction with the termination of Executive's employment under this Section 7.

          8. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                 (a) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company any trustee or other fiduciary holding securities under an Executive benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 9.8% of the combined voting power of the Company's then outstanding securities; or

                 (b) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this section), (i) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at lest two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, cease for any reason to constitute a majority thereof; or

                 (c) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an Executive benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                 (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          9.     DISPUTE RELATING TO EXECUTIVE'S TERMINATION OF EMPLOYMENT FOR
                 -------------------------------------------------------------
GOOD REASON.  If the Executive resigns her employment with the Company alleging
-----------
in good faith as the basis for such resignation any of the "Good Reasons" specified in Section 6(d), and if the Company then disputes the Executive's right to the payment of benefits under Section 7, the Company shall continue to pay the Executive the full compensation (including, but not limited to, his Base Salary) in effect at the date the Executive provided notice of such resignation, and the Company shall continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was then a participant, until the earlier of (i) the expiration of the Term of the Agreement or (ii) the date the dispute is finally resolved, either by mutual written agreement of the parties or by arbitration in accordance with Section
22. For the purposes of this Section, the Company shall bear the burden of proving that the grounds for the Executive's resignation do not fall within the scope of Section 6(d), and there shall be a rebuttable presumption that the Executive alleged such grounds in good faith.

          10.    NONCOMPETITION PROVISIONS.
                 -------------------------

                 (a)  NONCOMPETITION.  The Executive agrees that during the Term
                      --------------
of this Agreement prior to any termination of his employment hereunder and for a period of one year following the occurrence of any event entitling the Executive to Benefit Payments, provided the Company makes all such payments when due according to the provisions of Section 7, she will not, directly or indirectly, without the prior written consent of the Company, manage, operate, join, control, participate in, or be connected as a stockholder (other than as a holder of shares publicly traded on a stock exchange or the NASDAQ National Market System), partner, or other equity holder with, or as an officer, director or employee of, any real estate investment trust whose business strategy is competitive with that of the Company, as determined by a majority of the Company's Independent Directors ("Competing REIT"). It is further expressly agreed that the Company will or would suffer irreparable injury of the Company in violation of the preceding sentence of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company, in the areas of business set forth above, in violation of this Agreement. It is further expressly agreed that the Executive's interest in and employment by Fixed Income Discount Advisory Company shall not be deemed to violate any provisions of this Section, regardless of the scope of the Executive's activities with such firm; provided, however, that the Executive shall not in such capacity provide services to any Competing REIT.

                 (b)  RIGHT TO COMPANY MATERIALS.  The Executive agrees that all
                      --------------------------
styles, designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Materials") used, prepared, or made available to the Executive in connection with her employment by the Company shall be and shall remain the property of the Company. Upon the termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and the Executive shall not make or retain any copies thereof.

                 (c)  SOLICITING EXECUTIVES.  The Executive promises and agrees
                      ---------------------
that she will not directly or indirectly solicit any of the Company Executives to work for any

Competing REIT.

                 (d)  MARYLAND LAW.  The Executive agrees, in accordance with
                      ------------
Maryland law, to first offer to the Company corporate opportunities learned of solely as a result of her service as an officer and director of the Company.

          11.    NOTICES.  All notices and other communications under this
                 -------
Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

        If to the Company:    Michael A.  J. Farrell
                              Chairman and Chief Executive Officer
                              Annaly Mortgage Management, Inc.
                              1500 Harbor Blvd.
                              Weehawken, NJ  07087
                              Phone: (201) 223-1900
                              Fax:  (201) 223-1230


        If to the Executive:  Wellington J. St. Claire
                              Vice Chairman of the Board
                              Annaly Mortgage Management, Inc.
                              1500 Harbor Blvd.
                              Weehawken, NJ  07087
                              Phone: (201) 223-1900
                              Fax:  (201) 223-1230


A copy of any notice pursuant to this Agreement shall be sent to Morgan, Lewis & Bockius, 101 Park Avenue, New York, New York 10178, Attn: Robert C. Mendelson. Either party may change such party's address for notices by notice duly given pursuant hereto.

          12.    ATTORNEYS' FEES.  In the event judicial determination is
                 ---------------
necessary of any dispute arising as to the parties' rights and obligations hereunder, each party shall have the right, in addition to any other relief granted by the court, to attorneys' fees based on a determination by the court of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

          13.    TERMINATION OF PRIOR AGREEMENTS.  This Agreement terminates and
                 -------------------------------
supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Executive by the Company.

          14.    ASSIGNMENT; SUCCESSORS.  This Agreement is personal in its
                 ----------------------
nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

          15.    GOVERNING LAW.  This Agreement and the legal relations thus
                 -------------
created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of New Jersey.

          16.    ENTIRE AGREEMENT; HEADINGS.  This Agreement embodies the entire
                 --------------------------
agreement of the parties respecting the matters within its scope and may be modified only in writing. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          17.    WAIVER; MODIFICATION.  Failure to insist upon strict compliance
                 --------------------
with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

          18.    SEVERABILITY.  In the event that a court of competent
                 ------------
jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

          19.    INDEMNIFICATION.  The Company shall indemnify and hold
                 ---------------
Executive harmless to the maximum extent permitted by Section 2-418 of the Maryland General Corporations Law or its successor statute.

          20.    COUNTERPARTS.  This Agreement may be executed in several
                 ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          21.    SUCCESSOR SECTIONS.  References herein to sections or rules of
                 ------------------
the Code or Exchange Act shall be deemed to include any successor sections or rules.

          22.    ARBITRATION.  Any dispute, claim or controversy arising out of
                 -----------
or in relation to this Agreement, which the Executive and the Company are unable to resolve shall be determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected by the American Arbitration Association upon application made to it for such purpose by either the Company or the Executive. The arbitration proceedings shall take place in New York, New York or such other place as shall be agreed to by the parties. The Board of Arbitration shall reach and render a decision in writing. In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. Any award shall be rendered on the basis of the substantive law governing this Agreement and shall be concurred in by a majority of the arbitrators. To the extent practical, decisions of the arbitrators shall be rendered no more than thirty (30) calendar days following commencement of the arbitration proceedings with respect thereto. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Executive and the Company and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to the arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party; provided,
                                                                --------
however, that the expenses and fees of the third member of the Board of
-------
Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be borne in equal parts by Executive and the Company.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.

                              ANNALY MORTGAGE MANAGEMENT, INC.

                              By:  /S/  Timothy J. Guba
                                 ------------------------------------
                              Name:     Timothy J. Guba
                              Title:    President



                                  /S/  Wellington J. St. Claire
                                -------------------------------------
                                Wellington J. St. Claire